Exhibit 10.3

Contract Number:

Housing Lease Contract

Customer Name: Zhongyuan Automobile Trading Co.,Ltd.

Date of Signing: May/07/2018

Property Lease Contract

Lessor (Party A): Shenzhen Huarongfa Asset Management Co.,Ltd.

Mailing Address: 5/F,Building 109, Jindi Industrial Zone, Fuqiang Road, Futian District, Shenzhen Tel: 0755-82573888 Leasee Party (party b): Zhongyuan Automobile Trading Co.,Ltd.

Identity card number or registration number: 91440300MA5F37HN1B

Mailing Address: ______________________________________

Tel: ________________________________________________

According to the Contract Law of the Peoples Republic of China, the Law of the Peoples Republic of China on Administration of Urban Real Estate and other relevant laws and regulations, this contract is concluded through negotiation by both parties.

I. Subject of Lease

1.1 Party A agrees to rent the property at 4C Zone, 4/F, Anjunda Warehouse Building (Project Name: Huabao No.1 Building), Jinhua Road, Futian Bonded Zone, Shenzhen (hereinafter referred to as Leased Property) with a construction area of 2155.33 square meters to Party B for office purposes. ,

1.2 Party A will lease and handover the leased property and its ancillary facilities and equipment to Party B in the existing □ decorated /□ roughcast state. Party B confirms that when signing this contract, Party B knows the area and current state of the leased property and agrees to lease the leased property in the current state.

II. Lease Term

2. 1 The lease term is 3 years from May/08/2018 to May/07/2021. The rent-free period starts from / / to / / . During the rent-free period, only rental is free, not utilities, public beaches and other miscellaneous expenses.

2.2 Party A shall handover the leased property to Party B for use before May/08/2018, and Party A and Party B shall sign the Confirmation Letter of Handover of Leased Property after mutual acceptance. Party A shall settle all expenses when handing over the building.

2.3 Before the expiration of the lease term, if Party B wishes to renew the lease, it shall submit a written application to Party A 3 months before the expiration of the lease term, and shall enjoy the priority lease right under the same conditions. At that time, both parties shall sign the lease contract again after reaching a consensus. Otherwise, Party A has the right to lease separately, and Party B shall cooperate with Party A to lead a third party to inspect the leased property.

III. Rental, Property Management Fees and Other Expenses

3.1 The monthly rental for the first year shall be calculated on the basis of actual payment of RMB Two Hundred and Thirty-Two Thousand Seven Hundred and Seventy-Six Only excluding lease taxes (in figures, 232,776 yuan), and thereafter the rental shall be increased at the rate of 5% per year. The specific rental calculation method is as follows:

The monthly rental from May/08/2018 to May/07/2019 is 232,776 yuan.

The monthly rental from May/08/2019 to May/07/2020 is 244,414 yuan;

The monthly rental from May/08/2020 to May/07/2021 is 256,635 yuan;

3.2 Party B shall pay a deposit of 100,000 yuan before May/07/2018, , and Party A shall pay two deposits of 465,552 yuan in advance of the construction, and Party A shall pay the remaining two rentals of 465,552 yuan before notifying Party B to take over the building.

3.3 All taxes and fees incurred during the lease period shall be borne by the lessee, including but not limited to property management fees, air conditioning fees, water, electricity, maintenance funds, lease taxes, lease management fees, installation fees, network fees, telecommunications fees, etc. The management fee is 10 yuan/month/square meter, and the air conditioning fee is based on flow.

3.4 Rental, management fee and air conditioning fee shall be paid monthly. Party B shall pay the rental, management fees and other expenses of the current month to the following bank account designated by Party A by bank transfer before the 5th of each month, and Party A shall issue a receipt to Party B upon receipt of the money:

Account Name: Sun Lianjie

Account Number: 6231111650013785

Account Bank: Shenzhen Branch of Bank of Beijing

3.5 The rental and taxes agreed in this contract are paid-in prices excluding tax. If Party B requests to issue rental invoices, it shall bear all taxes and fees by itself.

Ⅳ. Lease Deposit

4.1 Party B shall pay Party A a lease guarantee equivalent to the rental of month(s) on the date of signing this contract.

, which is RMB Yuan Only (in figures , yuan). Party A shall issue a receipt to Party B after receiving the payment.

4.2 After the termination or dissolution of the lease contract, if both parties have completed the handover procedures of the leased property and Party A confirms that Party B has not committed any breach of contract and has not paid taxes or fees, Party A shall return the lease deposit collected to Party B (excluding interest) after Party B returns the leased property as agreed.

4.3 The lease deposit will not be refunded in the following circumstances:

4.3.1 If Party B breaches the contract, Party A may unilaterally terminate the contract according to the agreement of the contract;

4.3.2 Party A has the right to require Party B to make corrections within a time limit if Party B violates the contract or the provisions of relevant laws and regulations, and Party B fails to make corrections within the time limit;

4.3.3 Other clauses of this contract have other explicit stipulations.

V. Rights and Obligations of Party A

5.1 Party A guarantees that the leased property meets the quality standards and can be legally leased and can be used for office purposes.

5.2 Party A guarantees to handover the leased property to Party B as agreed in Article 2.2 of this Contract.

5.3 Party A has the right to manage the leased property.

VI. Rights and Obligations of Party B

6.1 Party B shall pay the rental, property management fees and other fees in full and on time in accordance with Article 3 of this Contract.

6.2 Without Party A’s written consent, Party B shall not dismantle, alter or change the structure or decoration of the leased property.

6.3 Party B shall not sublet, transfer or lend the leased property to others.

6.4 Party B guarantees that the leased property will be used for office purposes and will not engage in illegal activities.

6.5 If the leased property and its affiliated facilities and equipment are not damaged due to reasons attributable to Party B, Party B shall promptly notify Party A in writing and take possible effective measures to prevent further damage. Party A shall carry out maintenance or entrust a property company to carry out maintenance within 7 days after receiving Party B’s notice. If Party B is unable to notify Party A or Party A fails to perform the maintenance obligations within the above agreed time after receiving the notice, Party B may finish maintenance on its behalf.

In case of any special emergency that must be maintained immediately, Party B shall maintain it on behalf of Party A and notify Party A of the relevant situation in time.

Reasonable maintenance expenses incurred under the above two situations (including reasonable expenses incurred by Party B for maintenance and for preventing damage from expanding) shall be borne by Party A after Party A confirms in writing. If Party B fails to fulfill the obligations stipulated in the above two paragraphs and fails to timely notify or take possible effective measures, causing losses to be expanded, the (expanded) part of the expenses shall be borne by Party B itself.

6.6 If the leased property and its affiliated facilities and equipment are damaged or have any situation of safety hindering, damage or failure due to Party B’s reasons, Party B shall promptly notify Party A in writing and be responsible for maintenance or compensation.

6.7 Party B is responsible for the fire control management and safety prevention of the house. In case of safety accidents caused by Party B’s negligence or poor management, Party B shall bear the responsibility on its own.

VII. Termination and Dissolution of Contract

7.1 The Contract may be dissolved, changed or terminated through negotiation between Party A and Party B.

7.2 Unless otherwise agreed in this contract, if either party dissolves this contract in advance, it shall notify the other party in writing 30 days in advance. If Party A dissolves the contract in advance, it shall return double the lease deposit to Party B; If Party B dissolves the contract in advance, Party A has the right to recover the leased property without refunding the lease deposit, and at the same time requires Party B to repay the rental during the rental-free period (if any) according to the rental standard of 232,776 yuan per month.

7.3 If Party B has any of the following circumstances, Party A shall have the right to unilaterally terminate the contract, recover the leased property, without refunding the lease deposit. At the same time, Party B shall be required to repay the rental during the rental-free period (if any) according to the rental standard of 232,776 yuan and per month. If Party B refuses to move out, Party A has the right to take compulsory measures to clear the site, and Party B shall bear all the responsibilities and losses arising therefrom.

7.3.1 Party B does not have the legal business qualifications;

7.3.2 Party B subleases, transfers or lends the leased property to others without Party A’s permission;

7.3.3 Party B uses leased property for activities other than the scope of business and business regulations;

7.3.4 Party B fails to pay the lease deposit, rental or other expenses for more than 10 days or the amount reaches 5000 yuan;

7.3.5 Illegal use of electricity or non-provision of fire fighting equipment, resulting in potential hazards or losses;

7.3.6 Unauthorized demolition and alteration of the moving house structure or unauthorized decoration without the written consent of Party A;

7.3.7 Where the relevant administrative department has revoked the business license, business license or other licenses required for business operations or has been ordered to suspend business for rectification, due to illegal business operations;

7.3.8 Using leased property for illegal activities;

7.3.9 Refusing to perform the maintenance obligation for a period of more than 10 days or the maintenance cost exceeds one-month rental;

7.3.10 Other serious breach of contract.

7.4 After the termination or dissolution of this contract, Party B shall move out and return the leased property to Party A in a good, clean and rentable condition within 2 days. at the same time, Party B shall ensure that the leased property and ancillary facilities and equipment are in good condition, settle all expenses borne by Party B and go through the handover procedures.

7.5 If the Contract cannot continue to be performed due to reasons other than Party A’s, or if the house is damaged and cannot reach the purpose of use due to force majeure or the leased property is forcibly expropriated, renovated or demolished by the government, the contract will be automatically terminated and both parties will not be held responsible for each other.

VIII. Liability for Breach of Contract

8.1 If Party B fails to pay the lease deposit, rental and other expenses as agreed in the contract, it shall pay liquidated damages to Party A at 5% of the overdue amount for each day of delay. If Party B defaults on the lease deposit, rental and other expenses for 10 days (inclusive) or the amount reaches 5,000 yuan, Party A shall have the right to collect liquidated damages and handle the matter in accordance with Article 7.3 of the Contract.

8.2 After the termination or dissolution of the contract, if Party B has outstanding expenses or breaches the contract and needs to pay liquidated damages, Party A has the right to deduct the amount directly from the lease deposit. If the lease deposit has been confiscated due to Party B’s breach of contract, Party A has the right to claim liquidated damages from Party B or require Party B to settle the expenses separately.

8.3 If Party B violates the provisions of Article 6.6, Party A may maintain it on behalf of Party B. The relevant maintaining costs shall be borne by Party B. Party A has the right to deduct it directly from the lease deposit. If Party B refuses maintenance for more than 10 days or the maintenance cost exceeds one-month rental, Party A has the right to handle the matter according to Article 7.3 of this contract, and Party B still needs to bear the maintenance cost.

8.4 After the termination or dissolution of the contract, if Party B didn’t move out within the time limit, Party A has the right to charge Party B double rental as penalty from the date when Party B returns the leased property within the time limit. If Party B refuses to return the leased property, it shall be deemed that Party B has given up the ownership of all articles in the leased property and left it to Party A for disposal. Party A has the right to take compulsory measures to clean up the site. Party B shall bear all economic losses and responsibilities arising from the process of cleaning up the site.

8.5 If the liquidated damages stipulated in this contract are not sufficient to compensate for Party A’s losses, Party A has the right to claim compensation from Party B separately.

IX. Miscellaneous

9.1 For matters not covered in this contract, supplementary clauses may be concluded through negotiation between Party A and Party B. The supplementary clauses and annexes are an integral part of this contract and have the same effect as this contract.

9.2 Party A’s notice to Party B may be delivered by on-site public announcement in the site or by mail. The above-mentioned on-site public announcement by Party A shall become effective upon posting by Party A or its staff at the leased property, and shall not lose its effectiveness due to whether Party B signs for it or not. If Party A uses mail delivery and Party B confirms that the mailing address listed on the front page of this contract is its valid mailing address, all the written notices sent by Party A to this address shall be deemed as valid delivery on the 2nd day after mailing.

9.3 Any dispute arising from this contract shall be settled through friendly negotiation. If negotiation fails, the dispute may be submitted to Shenzhen Futian District Peoples Court for settlement.

9.4 The lease contract signed by Party A and Party B for handling the lease registration formalities is only used for handling the lease registration formalities. In case of any inconsistency between the contents of the lease contract registered and this contract, the agreement in this contract shall prevail.

9.5 Party A and Party B shall keep the commercial terms of this contract confidential.

9.6 The Contract shall be made in duplicate and shall come into force as of the date of signature or seal of both parties. Each party shall hold one copy, with the same legal effect.

(No text below)

Lessor:	Lessee: Liu Yaxuan

Representative:	Representative:
May/07/2018	May/07/2018

Confirmation Letter of Handover of Leased Property

On May/08/2018, Shenzhen Huarongfa Asset Management Co.,Ltd. (hereinafter referred to as Party A) and Zhongyuan Automobile Trading Co.,Ltd. (hereinafter referred to as Party B) handed over and accepted the house and its supporting facilities and equipment (hereinafter referred to as the Leased Property) located at 4C, Huabao No.1, Futian Bonded Zone, Shenzhen, in accordance with the stipulations of the House Lease Contract (hereinafter referred to as the Lease Contract) signed by both parties on May/07/2018.

Upon on-site verification and confirmation by both parties, Party A will handover the leased property to Party B in its current state (for the specific handover state, see the on-site pictures confirmed by both parties and the records in the Building Handover Confirmation List). The leased property handed over by Party A meets the handover conditions agreed in the lease contract and the annexes. From the date of signing this Confirmation Letter of Handover of Leased Property, Party A will officially handover the leased property to Party B. Party B shall use the leased property according to the stipulations of the lease contract, otherwise Party A may hold Party B accountable for breach of contract according to the stipulations of the lease contract.

The Confirmation Letter is signed with the Building Handover Confirmation List, pictures of the scene at the time of building handover and the text of property regulations.

According to the agreement in this contract, a supplementary agreement shall be separately signed for Party A’s public decoration. Party B shall sign a supplementary agreement with Party A and pays a deposit of 100,000 yuan. Otherwise, Party B shall be deemed to be in breach of contract.

Party A: Shenzhen Huarongfa Asset Management Co.,Ltd. (Seal)	Party B: Liu Yaxuan (Seal)

Handover by: (signature)	Handover by: (signature)
May/07/2018	May/07/2018

Supplementary Agreement; Party A and Party B have agreed through negotiation.

Party B leases the property at 4C Zone, 4/F, Anjunda Warehouse Building (Project Name: Huabao No.1 Building), Jinhua Road, Futian Bonded Zone, Shenzhen with a construction area of 2155.33 square meters, and the standard for building handover is that the current state of building is roughcast. Party A provides Party B with office decoration according to the standard of uniform decoration standard materials determined by Party A for C Zone, 2/F, Huabao No.1 Building, and the indoor decoration distribution pattern of 4C, Huabao No.1 Building leased by Party B is determined through negotiation between Party A and Party B. The time for determining the decoration drawings shall be subject to the notice of Party A. Party B shall not delay, otherwise it shall be deemed as breach of contract.

Party A shall provide decoration and bear relevant expenses (fees of decoration fees, fire fighting installation and renovation fees, air conditioning installation and renovation, etc.) for Party B’s lease of the unit of 4 C, Huabao No.1 Building, and shall also bear rental-free period for decoration and property management fees, etc. If Party B fails to fulfill the time limit stipulated in the lease contract of Huabao No.1 Building 4 C units, Party B shall bear all the above expenses.

Party B has already paid a deposit of 100,000 yuan only on the day of signing the contract (May/07/2018) when leasing the unit of 4C, 4/F, No.1 Huabao of Party A. On the date when both parties confirm the decoration drawings, Party B shall pay the deposit for 2 months (including the deposit of 100,000 yuan only), totaling RMB Four Hundred and Sixty-Five Thousand Five Hundred and Fifty-Two Only (465552). After the lease period expires and all arrears are settled, Party B shall return the deposit to the original payment account number within five working days.

When Party A and Party B shall determine the decoration drawings, Party B shall stamp and confirm the decoration drawings and pay Party A 50,000 Yuan (50,000 Yuan) for the part of cost exceeding the decoration standard on the same day. After the construction starts, Party B shall have the right to supervise and inspect the construction quality on site. If Party B adds decoration projects beyond the scope of decoration drawings determined by both parties, it must obtain the consent of Party A and bear itself the cost of adding single project and construction time.

Party A shall notify Party B in writing or contact Party B by WeChat, SMS or telephone to accept and hand over Party B’s leased unit (office) after the decoration construction of the unit of 4C Zone of Huabao No.1. is completed and meet the requirements of the decoration drawings determined by both parties.The acceptance standard shall refer to the decoration materials of C Zone, 2/F of Huabao No.1. If Party B fails to carry out the acceptance handover at Party A’s notice time, Party A’s written notice time shall be taken as the handover time. Party B shall bear the expenses beyond the handover time.

On the day when Party A and Party B complete the handover of the decoration and acceptance of the unit of 4C of Huabao No.1 Party B shall pay the first two-month rental, totaling RMB Four Hundred and Sixty-Five Thousand, Five Hundred and Fifty-Two Yuan Only (¥465552) (Party A’s actually received amount excluding rental taxes). After that, the rental for the current month shall be paid by the 7th day of each month. If Party B delays paying the rental for the current month, it shall pay a overdue fee to Party A. Party B shall pay Party A one thousandth of the rental due every day. If the rental for the current month is delayed for more than three days, Party A shall have the right to recover the property and dispose of all items in the leased unit.

Party A agrees that Party B can use half of the number of street lamps on the periphery of Huabao No.1 to produce light box advertising during the lease period of the 4 and C units of Huabao No.1. The production standard and quantity shall be agreed by both parties before construction. The free use period is from May/07/2018 to May/06/019. Party B shall pay Party A according to the monthly 100 yuan standard for each street lamp advertisement if Party B continues to use the light box after the free use period expires.

In case of conflict between the supplementary agreement and the main contract, the supplementary agreement shall prevail.

Party A:	Party B: Liu Yaxuan

May/18/2018	May/18/2018